Filed Pursuant to Rule 424(b)(7)

File No. 333- 220996

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share(1)	465,209	$63.50	$29,540,771.50	$3,677.83

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable with respect to the securities registered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on October 11, 2017.

(3)	Calculated and paid in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement

(To Prospectus dated October 17, 2017)

Paychex, Inc.

465,209  Shares of Common Stock

This prospectus supplement registers for resale, from time to time, up to 465,209 shares of our common stock, par value $0.01 per share, by the selling stockholders named in this prospectus supplement. The prices at which such selling stockholders may dispose of their shares will be determined by the selling stockholders or their transferees. We will not receive any proceeds from the sale of the shares by the selling stockholders.

The shares of common stock covered by this prospectus supplement were issued to the selling stockholders in connection with our acquisition of HR Outsourcing Holdings, Inc. in August 2017. The selling stockholders may offer and resell the shares of common stock through ordinary brokerage transactions or through any other means described in this prospectus supplement under the heading “Plan of Distribution.” The selling stockholders may sell any, all or none of the shares of common stock offered by this prospectus supplement. The timing and amount of any sale is within the sole discretion of the applicable selling stockholder.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PAYX.” On October 16, 2017, the last reported sale price for our common stock was $63.45 per share.

____________________

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, as well as those risk factors discussed in detail in Part I - Item 1A of our Annual Report on Form 10-K for the year ended May 31, 2017, as filed with the Securities and Exchange Commission.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus supplement is October 17, 2017.

4823-5889-1345.3

4823-5889-1345.3

4823-5889-1345.3

4823-5889-1345.3

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus supplement may, from time to time, sell the offered securities in one or more offerings or resales as described in this prospectus supplement and the accompanying prospectus.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein, and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the respective document, or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement may add to, update, or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “overview,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “believes,” “could be,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial conditions may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•

general market and economic conditions including, among others, changes in U.S. employment and wage levels, changes to new hiring trends, legislative changes to stimulate the economy, changes in short- and long-term interest rates, changes in the fair value and the credit rating of securities held by us, and accessibility of financing;

•	changes in demand for our services and products, ability to develop and market new services and products effectively, pricing changes, and the impact of competition;
•	changes in the availability of skilled workers, in particular those supporting our technology and product development;
•

changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including retirement plans, workers’ compensation insurance, health insurance (including health care reform legislation), state unemployment, and section 125 plans;

•	changes in health insurance and workers’ compensation insurance rates and underlying claims trends;
•	changes in technology that adversely affect our products and services and impact our ability to provide timely enhancements to services and products;
•

the possibility of cyber-attacks, security breaches, or other security vulnerabilities that could disrupt operations or expose confidential client data, and could also result in reduced revenues, increased costs, liability claims, or harm to our competitive position;

•	the possibility of the failure of our operating facilities, or the failure of our computer systems, and communication systems during a catastrophic event;
•	the possibility of third-party service providers failing to perform their functions;
•	the possibility of a failure of internal controls or our inability to implement business processing improvements;
•

the possibility that we may be subject to liability for violations of employment or discrimination laws by our clients and acts or omissions of client employees who may be deemed to be our agents, even if we do not participate in any such acts or violations, including possible liability related to our co-employment relationship with our professional employer organization;

•	potentially unfavorable outcomes related to pending or future legal matters; and
•	risks related to the integration of the businesses we acquire.

These and other risks and uncertainties may cause our actual results to differ materially and adversely from those expressed in any forward-looking statements. Investors are directed to risks and uncertainties referenced below under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein for additional detail regarding factors that may cause actual results to be different than those expressed in our forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The information provided or incorporated by reference in this prospectus supplement is based upon the facts and circumstances known at this time, and any forward-looking statements made by us or incorporated by reference in this prospectus speak only as of the date on which they are made. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

THE OFFERING

Common stock offered by the selling stockholders	465,209 shares of our common stock, par value $0.01 per share.

Offering Price	To be determined by prevailing market prices at the time of sale, prices related to such market price, a fixed price or prices subject to change, or at negotiated prices.

Use of proceeds after expenses	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors

See “Risk Factors” beginning on page S-4 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Select Market Symbol	PAYX

The shares of our common stock covered by this prospectus supplement may be sold by the selling stockholders from time to time at prices determined by the selling stockholders at the time of sale. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act or Regulation D, Rule 506 thereunder in connection with our acquisition of HR Outsourcing Holdings, Inc., or HROI, in a merger transaction completed in August 2017. For additional information concerning the shares of our common stock that may be offered from time to time by the selling stockholders pursuant to this prospectus supplement, see “Selling Stockholders” beginning on page S-5.

Additional information about us can be found in our documents filed with the SEC which are incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Our principal executive offices are located at 911 Panorama Trail South, Rochester, New York 14625-2396 and our principal website address is www.paychex.com. Information on or accessible through our website is not incorporated into this prospectus supplement or the accompanying prospectus.

When used in this prospectus supplement, the terms “the Company,” “Paychex,” “issuer,” “we,” “our,” and “us” refer to Paychex, Inc. and its consolidated subsidiaries, unless otherwise specified.

RISK FACTORS

Investing in our common stock involves risks. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the information in this prospectus supplement and the accompanying prospectus and carefully read the risks described below and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Part I-Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2017, as such discussion may be amended or updated in other reports filed by us with the SEC.

Realization of any of those risks or the following risks or adverse results from any matter listed under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement or in our reports filed with the SEC under the Exchange Act could have a material adverse effect on our business, financial condition, cash flows and results of operations and could result in a decline in the market price of our common stock. As a result, you could lose all or part of your investment in the shares of our common stock. The following risks and uncertainties and the risks and uncertainties we discuss in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those we currently believe may materially affect our company.

Risks Related to Our Common Stock

We may reduce or cease to pay dividends on our common stock.

We can provide no assurance that we will continue to pay dividends on our common stock at the current rate or at all. The determination of the amount of future cash dividends, if any, to be declared and paid on our common stock will depend upon, among other factors, our financial condition, cash flow and future business prospects.

There may be future dilution of our common stock, which may adversely affect the market price of our common stock.

We are not restricted from selling or issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock. In addition, holders of shares of our common stock are not entitled to any preemptive rights - that is, rights to purchase their pro rata share of any offering of shares of our common stock - and, therefore, any sales or issuances by us of our common stock or securities convertible into or exchangeable for our common stock could result in increased dilution to our stockholders, and such dilution could be substantial. The market price of our common stock may be adversely affected by sales or issuances of additional shares of our common stock or securities convertible into or exchangeable for our common stock, or by the perception that such a sale or issuance or other dilution may occur. Our Restated Certificate of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of our common stock, $0.01 par value per share. As of September 29,  2017, there were 359,329,193 shares of our common stock outstanding and 240,670,807 shares of our common stock available for future issuance.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement.  We will not receive any proceeds from the sale of shares of common stock.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale of up to 465,209 shares of our common stock held by the selling stockholders listed below.  The selling stockholders may from time to time offer and sell pursuant to this prospectus supplement and the accompanying prospectus any or all of the shares of our common stock being registered. Any proceeds from the sale of the common stock offered pursuant to this prospectus supplement and the accompanying prospectus are solely for the account of the selling stockholders.

The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act or Regulation D, Rule 506 thereunder in connection with our acquisition of HR Outsourcing Holdings, Inc., or HROI, in a merger transaction completed in August 2017. Under the merger agreement for the HROI acquisition,  we agreed to file a registration statement on Form S-3 covering the resale of certain shares issued to the selling stockholders in the merger, subject to the timely receipt of necessary information from the selling stockholders. This prospectus supplement is part of such registration statement filed on Form S-3, and relates to certain fully vested shares of Paychex common stock issued as of August 18, 2017, the date of closing of our acquisition of HROI, and registered for resale pursuant to and in accordance with the terms of the merger agreement,  as further described below.

In connection with the closing of the HROI acquisition, certain HROI stockholders were entitled to receive, in exchange for their shares of capital stock of HROI, an aggregate of 725,137 shares of Paychex’s common stock. Of such shares, 482,925 were fully vested upon closing of the HROI acquisition and 242,112 were issued subject to time-based or performance-based vesting conditions. Under the merger agreement for the HROI acquisition,  we agreed to file a registration statement on Form S-3 covering the resale of the fully vested shares issued to the selling stockholders in the merger (excluding 3,491 of such fully vested shares, which shares are held in escrow to fund certain indemnification obligations to us related to this acquisition) as soon as reasonably practicable, subject to the timely receipt of necessary information from the selling stockholders. The shares being offered do not include any shares held of record by the selling stockholders that were held in escrow pursuant to the terms of the merger agreement for the HROI acquisition or shares subject to vesting conditions as of the date of closing of our acquisition of HROI. Additionally, certain former HROI stockholders entitled to receive fully vested shares of our common stock in the merger have not delivered the necessary documentation and information. Such former HROI stockholders are not identified in this prospectus supplement as selling stockholders and the fully vested shares of our common stock issuable to such former HROI stockholders are not included in the shares registered for resale under this prospectus supplement and accompanying prospectus.

We have agreed to pay certain fees and expenses incident to the registration and listing of the shares of common stock owned by the selling stockholders.    Our expenses for the registration of the shares of our common stock are estimated to be approximately $81,000.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders. Because the selling stockholders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus supplement, or may acquire additional shares in transactions after the date of this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus supplement and that no additional shares of common stock of the Company are subsequently bought or sold by the selling stockholders.

In the table below, the percentage of shares beneficially owned is based on 359,329,193 shares of our common stock outstanding as of September 29, 2017, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated and subject to applicable community property laws, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Registered for Resale	Shares of Common Stock Beneficially Owned After the Offering
	Number	Percent		Number	Percent

CCxCC, LLC(1)	373,558	*	261,491	112,067	*
Outsourcing Specialists, LLC(2)	87,132	*	34,852	52,280	*
Ava & Oliver Company LLC(3)	34,275	*	13,710	20,565	*
Rebecca MacQueen(4)	21,550	*	8,620	12,930	*
Gilbert Enrique Aleman(5)	41,166	*	16,466	24,700	*
Alan MacQueen(6)	5,743	*	2,297	3,446	*
Erik Mikeal(7)	5,644	*	2,257	3,387	*
Jason Scott Poling(8)	4,396	*	1,758	2,638	*
Pamela Antoinette Mallder(9)	2,851	*	1,140	1,711	*
Mark McGhee(9)	2,851	*	1,140	1,711	*
Sarah McLeod Smith(9)	2,851	*	1,140	1,711	*
Shawna Taylor(10)	1,895	*	758	1,137	*
Larry S. Shaver, Jr.(11)	1,809	*	724	1,085	*
Anthony Danon(12)	374,903	*	262,029	112,874	*
Carl William Guidice Jr. (13)	374,903	*	262,801	112,102	*
Jerome Brian Cummiskey(14)	1,054	*	421	633	*
Rees Timmerman Mitchell(15)	87,804	*	35,121	52,683	*
Ward E. Harkness(16)	380	*	152	228	*
William Patrick Myers(17)	133,332	*	129,876	3,456	*

*	Represents beneficial ownership of less than one percent of common stock outstanding.
(1)

Of the 373,558 shares, 112,067 shares are subject to certain transfer restrictions and vesting conditions.  Anthony Danon and Carl William Guidice Jr. are the managing members of CCxCC, LLC and share voting and dispositive power with respect to these shares.

(2)

Of the 87,132 shares, 52,280 shares are subject to certain transfer restrictions and vesting conditions. Rees Timmerman Mitchell is the sole member of Outsourcing Specialists, LLC and has voting and dispositive power with respect to these shares.

(3)

Of the 34,275 shares, 20,565 shares are subject to certain transfer restrictions and vesting conditions. Gilbert Enrique Aleman is the managing member of Ava & Oliver Company LLC and has sole voting and dispositive power with respect to these shares.

(4)	Of the 21,550 shares, 12,930 shares are subject to certain transfer restrictions and vesting conditions.
(5)

Includes (x) 34,275 shares held by Ava & Oliver Company LLC, an entity whose sole beneficial owner is Mr. Aleman, and (y) 6,891 shares held directly by Mr. Aleman, of which 4,135 shares are subject to certain transfer restrictions and vesting conditions. Mr. Aleman was an executive vice president of HROI prior to the Company’s acquisition of that entity and is currently a director of HROI and an employee of the Company or one of its subsidiaries.

(6)

Of the 5,743 shares, 3,446 shares are subject to certain transfer restrictions and vesting conditions. Mr. MacQueen was an employee of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(7)

Of the 5,644 shares, 3,387 shares are subject to certain transfer restrictions and vesting conditions. Mr. Mikeal was a senior vice president of HROI prior to the Company’s acquisition of that entity and is currently a director of HROI and an employee of the Company or one of its subsidiaries.

(8)

Of the 4,396 shares, 2,638 shares are subject to certain transfer restrictions and vesting conditions. Mr. Poling was a  vice president of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(9)

Of the 2,851 shares, 1,711 shares are subject to certain transfer restrictions and vesting conditions. Ms. Mallder, Mr. McGhee and Ms. Smith were vice presidents of HROI prior to the Company’s acquisition of that entity and are currently employees of the Company or one of its subsidiaries.

(10)

Of the 1,895 shares, 1,137 shares are subject to certain transfer restrictions and vesting conditions. Ms. Taylor was a vice president of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(11)

Of the 1,809 shares, 1,085 shares are subject to certain transfer restrictions and vesting conditions. Mr. Shaver was a senior vice president of HROI prior to the Company’s acquisition of that entity and is currently a director of HROI and an employee of the Company or one of its subsidiaries.

(12)

Includes (x) 373,558 shares held by CCxCC, LLC, an entity of which Mr. Danon is a manager and owner of 50% of the membership interests, and (y) 1,345 shares held directly by Mr. Danon, of which 807 shares are subject to certain transfer restrictions and vesting conditions.  Mr. Danon served as president and chief operating officer of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(13)

Includes (x) 373,558 shares held by CCxCC, LLC, an entity of which Mr. Guidice is a manager and owner of 50% of the membership interests, and (y) 1,345 shares held directly by Mr. Guidice. Of the 1,345 shares held directly by Mr. Guidice, 35 fully vested shares are being held in escrow to fund certain indemnification obligations to us related to the acquisition and are not being registered for resale hereunder. Mr. Guidice served as chief executive officer of HROI prior to the acquisition and, since August 21, 2017, has provided consulting services to the Company or one of its subsidiaries.

(14)

Of the 1,054 shares, 633 shares are subject to certain transfer restrictions and vesting conditions. Mr. Cummiskey was a benefits manager of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(15)

Includes (x) 87,132 shares held by Outsourcing Specialists, LLC, an entity whose sole beneficial owner is Mr. Mitchell, and (y) 672 shares held directly by Mr. Mitchell, of which 403 shares are subject to certain transfer restrictions and vesting conditions. Mr. Mitchell was a vice president of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(16)

Of the 380 shares, 228 shares are subject to certain transfer restrictions and vesting conditions. Ms.  Harkness was a vice president of HROI prior to the Company’s acquisition of that entity and is currently an employee of the Company or one of its subsidiaries.

(17)

Of the 133,332 shares beneficially owned, 3,456 fully vested shares are being held in escrow to fund certain indemnification obligations to us related to the acquisition and are not being registered for resale hereunder. Mr. Myers acquired all these shares from CCxCC, LLC following the closing of the acquisition in a private transaction in full liquidation of his interest in CCxCC, LLC. Mr. Myers currently provides consulting services to the Company and its subsidiaries and served as a consultant to the Company and HROI during the three years prior to the date of this prospectus.

Except as set forth in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus supplement.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus supplement are being registered to permit public secondary trading of these shares by the selling stockholders.  The selling stockholders (which term as used herein includes their respective donees, pledgees, transferees, or other successors in interest) may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers. The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•	through NASDAQ or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in privately negotiated transactions; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer,  or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement and accompanying prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed a prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

 The selling stockholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file an amendment to this prospectus supplement. If the selling stockholders use this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act. Certain selling stockholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus supplement and accompanying prospectus form a part.

We are required to pay certain fees and expenses incident to the registration of the shares.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus supplement and accompanying prospectus form a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Nixon Peabody LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial

Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus supplement is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement until the selling stockholders listed herein sell all of the shares of our common stock registered under this prospectus supplement and accompanying prospectus or the offering is otherwise terminated:

1. Our Annual Report on Form 10-K for the fiscal year ended May 31, 2017, filed with the SEC on July 21, 2017;

2. The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended May 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on September 8, 2017,  for our 2017 annual meeting of stockholders;

3. Our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2017, filed with the SEC on October 6, 2017;

4. Our Current Reports on Form 8-K dated July 19, 2017, September 8, 2017, October 12, 2017, and October 16, 2017 filed with the SEC on July 19, 2017, September 8, 2017, October 12, 2017, and October 16, 2017, respectively; and

5. The description of our common stock contained in our Current Report on Form 8-K filed with the SEC on October 16, 2017.

We are only incorporating certain portions of our proxy statement for our 2017 annual meeting of stockholders as described above and not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any current report on Form 8-K  or (ii) any Form SD, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus supplement and the accompanying prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus supplement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus supplement is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Paychex and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below.

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396
Attn: Corporate Secretary

Telephone: (585) 385-6666

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date on the front page of those documents.

PROSPECTUS

Paychex, Inc.

Common Stock

The selling stockholders to be identified in a prospectus supplement may offer and sell from time to time, in one or more series or issuances and at prices and on terms that will be determined at the time of the offering, shares of common stock of Paychex, Inc. The prospectus supplements may also add, update or change information contained or incorporated by reference in this document. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplements, along with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before making an investment decision.

This prospectus describes the general manner in which the selling stockholders may offer and resell shares of our common stock. The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of our common stock may be offered and sold will be described in a supplement to this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PAYX.” On October 16, 2017, the last reported sale price for our common stock was $63.45 per share.

____________________

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement, as well as those risk factors discussed in detail in Part I - Item 1A of our Annual Report on Form 10-K for the year ended May 31, 2017, as filed with the Securities and Exchange Commission.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is October 17, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock in one or more offerings or resales. Each time shares are offered for sale using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement,

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained in this prospectus (as supplemented and amended) or incorporated herein by reference. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “overview,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “believes,” “could be,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial conditions may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	general market and economic conditions including, among others, changes in U.S. employment and wage levels, changes to new hiring trends, legislative changes to stimulate the economy, changes in 1 short- and long-term interest rates, changes in the fair value and the credit rating of securities held by us, and accessibility of financing;
•	changes in demand for our services and products, ability to develop and market new services and products effectively, pricing changes, and the impact of competition;
•	changes in the availability of skilled workers, in particular those supporting our technology and product development;
•

changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including retirement plans, workers’ compensation insurance, health insurance (including health care reform legislation), state unemployment, and section 125 plans;

•	changes in health insurance and workers’ compensation insurance rates and underlying claims trends;
•	changes in technology that adversely affect our products and services and impact our ability to provide timely enhancements to services and products;
•

the possibility of cyber-attacks, security breaches, or other security vulnerabilities that could disrupt operations or expose confidential client data, and could also result in reduced revenues, increased costs, liability claims, or harm to our competitive position;

•	the possibility of the failure of our operating facilities, or the failure of our computer systems, and communication systems during a catastrophic event;
•	the possibility of third-party service providers failing to perform their functions;
•	the possibility of a failure of internal controls or our inability to implement business processing improvements;
•

the possibility that we may be subject to liability for violations of employment or discrimination laws by our clients and acts or omissions of client employees who may be deemed to be our agents, even if we do not participate in any such acts or violations, including possible liability related to our co-employment relationship with our professional employer organization;

•	potentially unfavorable outcomes related to pending or future legal matters; and
•	risks related to the integration of the businesses we acquire.

These and other risks and uncertainties may cause our actual results to differ materially and adversely from those expressed in any forward-looking statements. Investors are directed to risks and uncertainties referenced below under “Risk Factors” and elsewhere in this prospectus and the applicable prospectus supplement for additional detail regarding factors that may cause actual results to be different than those expressed in our forward-looking statements. The information provided or incorporated by reference in this prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements made by us or incorporated by reference in this prospectus speak only as of the date on which they are made. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

2

ABOUT THE COMPANY

Paychex is a leading provider of integrated human capital management (“HCM”) solutions for payroll, human resource (“HR”), retirement, and insurance services for small- to medium-sized businesses, serving clients throughout the United States and Germany. Our business strategy focuses on flexible, convenient service; industry-leading integrated technology; providing a comprehensive suite of value-added HCM services; solid sales execution; continued service penetration; and engaging in strategic acquisitions.

Our mission is to be the leading provider of HCM services by being an essential partner with America's businesses. We offer a comprehensive portfolio of HCM services and products that allow our clients to meet their diverse payroll and HR needs. Our payroll services are the foundation of our service portfolio. We support the small-business market through our core payroll, utilizing our integrated Paychex Flex® processing platform, or our SurePayroll® products. Mid-market companies are serviced through our Paychex Flex Enterprise solution set, which offers an integrated suite of HCM solutions using a single platform and single employee record, or through our traditional mid-market platform. Clients using Paychex Flex Enterprise are offered a software-as-a-service solution that integrates payroll processing with HR management, employee benefits administration, time and labor management, applicant tracking, and onboarding solutions. Paychex Flex Enterprise allows our mid-market clients to choose the services and software they need to meet the complexity of their business and have them integrated through one HCM solution.

Additionally, our wholly owned subsidiary, Paychex Advance LLC, provides a portfolio of services to the temporary staffing industry.  This includes the purchase of receivable balances related to payroll funding arrangements with clients in the temporary staffing industry.

We were incorporated in Delaware in 1979. Our principal executive offices are located at 911 Panorama Trail South, Rochester, New York 14625-2396 and our principal website address is www.paychex.com. Information on or accessible through our website is not incorporated into this prospectus.

When used in this prospectus, the terms “the Company,” “Paychex,” “issuer,” “we,” “our,” and “us” refer to Paychex, Inc. and its consolidated subsidiaries, unless otherwise specified.

RISK FACTORS

Investing in our common stock involves risks. You should not purchase shares of our common stock unless you understand these investment risks. Before purchasing any shares of our common stock, you should consider carefully the information in this prospectus and carefully read the discussion under “Part I-Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2017, as such discussion may be amended or updated in other reports filed by us with the SEC, as well as the “Risk Factors” section in the applicable prospectus supplement.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

Information regarding selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

DESCRIPTION OF PAYCHEX CAPITAL STOCK

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value. The following description of the material terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

As of September 29, 2017, 359,329,193 shares of our common stock were outstanding. Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders. Holders of our common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Anti-Takeover Provisions

Some provisions of Delaware law, our restated certificate of incorporation and our bylaws, as amended, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•

any merger or consolidation involving us or any of our majority-owned subsidiaries and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition, except proportionately, involving the interested stockholder of our or one of our majority-owned 5 subsidiary’s assets, which have an aggregate market value equal to 10% or more of either the aggregate market value of all our assets or the aggregate market value of all our outstanding stock;
•	in general, any transaction that results in the issuance or transfer by us or any of our majority-owned subsidiaries of any of our stock to the interested stockholder;
•	any transaction involving us or any of our majority-owned subsidiaries that has the effect of increasing the proportionate share of our stock owned by the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us or any of our majority-owned subsidiaries.

In general, Section 203 defines an “interested stockholder” as any person who (i) owns 15% or more of our outstanding voting stock or (ii) is an affiliate or associate of us and was the owner of 15% or more of our outstanding voting stock at any time within three years prior to the date of determination of interested stockholder status and (iii) is the affiliate or associate of any such person.

Special Meetings

Special meetings of stockholders may be called by the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the board of directors or stockholders owning a majority of our issued and outstanding stock entitled to vote.

Restated Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation and bylaws as amended, provide that:

•	our board of directors or our stockholders are expressly authorized to amend, alter or repeal our bylaws; and
•

we will indemnify officers and directors against losses that they may incur arising from investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is 1-800-937-5449.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PAYX.”

PLAN OF DISTRIBUTION

Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock offered by this prospectus will be passed upon for us by Nixon Peabody LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement until the selling stockholders listed herein sell all of the shares of our common stock registered under this prospectus or the offering is otherwise terminated:

6. Our Annual Report on Form 10-K for the fiscal year ended May 31, 2017, filed with the SEC on July 21, 2017;

7. The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended May 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on September 8, 2017, for our 2017 annual meeting of stockholders;

8. Our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2017, filed with the SEC October 6, 2017;

9. Our Current Reports on Form 8-K dated July 19, 2017, September 8, 2017, October 12, 2017 and October 16, 2017 filed with the SEC on July 19, 2017, September 8, 2017, October 12, 2017, and October 16, 2017, respectively; and

10. The description of our common stock contained in our Current Report on Form 8-K dated October 16, 2017, filed with the SEC on October 16, 2017.

We are only incorporating certain portions of our proxy statement for our 2017 annual meeting of stockholders as described above and not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any current report on Form 8-K  or (ii) any Form SD, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Paychex and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below.

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396
Attn: Corporate Secretary

Telephone: (585) 385-6666

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.